Exhibit 16.2


 Coopers      Coopers &         203 North LaSalle    Telephone
 & Lybrand    Lybrand L.L.P.    Street, Chicago,     (312) 701-5500
              a professional    Illinois  60601-
              service firm      1210                 Facsimile
                                                     (312) 701-6533



December 20, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by Banyan Mortgage Investment Fund (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of December 1995. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



Coopers & Lybrand L.L.P.

Attachment
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